       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
First Mutual Bancorp, Inc.


We consent to the incorporation by reference in this Registration Statement of First Mutual Bancorp, Inc. 1996 Stock Option Plan and 1996 Recognition Plan on Form S-8 filed with the Securities and Exchange Commission of our report to the financial statements included in the Form 10-K of First Mutual Bancorp, Inc. for the year ended December 31, 1995.

                                    Crowe, Chizek and Company LLP

Oak Brook, Illinois
July 19, 1996